EXHIBIT 10.3

Schedule 1, amended and restated as of October 30, 2019, to the Third Amendment to Fifth Amended and Restated Credit Agreement, dated as of April 19, 2018, among Laredo Petroleum, Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC and Garden City Minerals, LLC, as guarantors and the banks signatory thereto.

SCHEDULE 1

Bank	Maximum Credit Amount	Elected Commitment	Commitment Percentage
Wells Fargo Bank, N.A.	$191,666,666.67	$95,833,333.34	9.583%
Bank of America, N.A.	$166,666,666.66	$83,333,333.32	8.333%
BMO Harris Financing, Inc.	$166,666,666.66	$83,333,333.32	8.333%
Capital One, National Association	$166,666,666.66	$83,333,333.32	8.333%
The Bank of Nova Scotia, Houston Branch	$141,666,666.66	$70,833,333.32	7.083%
Societe Generale	$141,666,666.66	$70,833,333.32	7.083%
ABN AMRO Capital USA LLC	$116,666,666.66	$58,333,333.34	5.833%
Barclays Bank PLC	$116,666,666.66	$58,333,333.34	5.833%
BOKF, NA DBA Bank of Oklahoma	$116,666,666.66	$58,333,333.34	5.833%
Branch Banking and Trust Company	$116,666,666.66	$58,333,333.34	5.833%
Credit Suisse AG, Cayman Islands Branch	$116,666,666.66	$58,333,333.34	5.833%
Citibank, N.A.	$116,666,666.66	$58,333,333.34	5.833%
Compass Bank	$116,666,666.66	$58,333,333.34	5.833%
Goldman Sachs Bank USA	$116,666,666.66	$58,333,333.34	5.833%
Comerica Bank	$91,666,666.66	$45,833,333.34	4.583%
Totals:	$2,000,000,000.00	$1,000,000,000.00	100.00%

Administrative Agent	Address for Notice
Wells Fargo Bank, N.A.
Credit Contact:
1445 Ross Ave., Suite 4500, T9216-451
Dallas, TX 75202
Attn: Muhammad A. Dhamani
Tel: 214-721-6430
Email: Muhammad.dhamani@wellsfargo.com

Primary Operations Contact:
1525 W WT Harris Blvd, 1st Floor
Charlotte, NC 28262-8522
MAC D1109-019
Attn: Agency Services
Tel: 704-590-2706
Fax: 704-590-2782